Exhibit 99.1
Not for Immediate Release
Corel Corporation Reports
Fourth Quarter and Fiscal 2007 Financial Results
•	2007 fourth quarter revenue increases 53% over 2006; Organic revenue increases 8% year over year

•	2007 fourth quarter GAAP net income = $3.3 million or $0.13 per share; Non-GAAP adjusted net income = $13.4 million or $0.51 per share

•	2007 revenue increases 41% over 2006; GAAP net loss = $13.1 million or $(0.52) per share; Non-GAAP adjusted net income= $34.0 million or $1.32 per share
OTTAWA, Canada – February 6, 2008 – Corel Corporation (NASDAQ:CREL; TSX:CRE) today reported financial results for its fourth quarter and year ended November 30, 2007. Revenues in the fourth quarter of fiscal 2007 were $72.4 million, an increase of 53 percent over revenues of $47.4 million in the fourth quarter fiscal 2006. Fourth quarter 2007 revenue includes organic revenue growth of 8 percent, which excludes revenue from products acquired from InterVideo and Ulead. GAAP net income in the fourth quarter of fiscal 2007 was $3.3 million, or $0.13 per diluted share, compared to GAAP net income of $9.4 million, or $0.37 per diluted share, in the fourth quarter of fiscal 2006.
Non-GAAP adjusted net income for the fourth quarter fiscal 2007 was $13.4 million, or $0.51 per diluted share, compared to non-GAAP adjusted net income for the fourth quarter of fiscal 2006 of $13.1 million, or $0.52 per diluted share. Non-GAAP adjusted EBITDA in the fourth quarter of 2007 was $19.9 million, an increase of 35 percent over $14.7 million in the fourth quarter of 2006.
“Corel closed 2007 with a very strong fourth quarter driven by solid execution across our diverse mix of products, channels and geographies,” said David Dobson, Chief Executive Officer, Corel Corporation. “We continued to execute well on our key strategies in 2007 by delivering strong organic growth while successfully completing the integration of InterVideo and Ulead. The fundamental strength of the Corel business model is the ability to successfully integrate new products and teams while maintaining a sharp focus on profitably growing existing businesses.”

“Looking at the business over the past three years, I am very pleased with how we have re-positioned Corel into product and market segments that have better revenue growth and profit potential. As we enter 2008, we stand well-positioned to continue building on the foundation of our Graphics and Productivity products while leveraging our extensive Digital Media portfolio to pursue new growth opportunities.”
Revenues for the year ended November 30, 2007 were $250.5 million, an increase of 41 percent over revenues of $177.2 million for the year ended November 30, 2006. GAAP net loss for the year ended November 30, 2007 was $13.1 million, or $(0.52) per basic and diluted share, compared to a GAAP net income of $9.3 million, or $0.40 per diluted share, for the year ended November 30, 2006.
Non-GAAP adjusted net income for the year ended November 30, 2007 was $34.0 million, or $1.32 per diluted share, compared to non-GAAP adjusted net income for the year ended November 30, 2006 of $37.6 million, or $1.62 per diluted share. Non-GAAP adjusted EBITDA for the year ended November 30, 2007 was $57.3 million, compared to $55.2 million for the year ended November 30, 2006.
A reconciliation of GAAP net income to non- GAAP adjusted net income and non-GAAP adjusted EBITDA is provided in the notes to the financial information included in this press release.
Financial Guidance
First Quarter Fiscal 2008 Guidance
Corel provided guidance for the first quarter ending February 29, 2008. The Company currently expects:
•	Revenue in the range of $61 million to $63 million.

•	GAAP net loss in the range of $(1.5) million to $0.0 million and non-GAAP adjusted net income in the range of $6.5 million to $8.0 million.

•	GAAP earnings per share in the range of $(0.06) to $0.00 and non-GAAP earnings per share in the range of $0.24 to $0.30.
Fiscal 2008 Guidance
Resulting guidance for the year ending November 30, 2008 is as follows:
•	Revenue in the range of $258 million to $273 million.

•	GAAP net income of $9.3 million to $14.8 million and non-GAAP adjusted net income of $40.5 million to $46.0 million.

•	GAAP income per share of $0.34 to $0.55 and non-GAAP earnings per share of $1.50 to $1.70.
Corel will host a conference call to discuss its financial results at 4:30 p.m. Eastern Time today. To access the conference call, please dial (877) 627-6562 or (719) 325-4921 approximately 5 minutes prior to the 4:30 p.m. ET start time. A live webcast will also be available through Corel’s Investor Relations website at http://investor.corel.com/events.cfm. Following the call, an audio replay will be available between 7:30 p.m. (ET) February 6, 2008 and midnight (ET) February 20, 2008 from Corel’s Investor Relations website or by calling (888) 203-1112 or (719) 457-0820, Passcode: 8058024.
Forward-Looking Statements:
This news release includes forward-looking statements that are based on certain assumptions and reflect our current expectations. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements to differ materially from any future results, performance, or achievements discussed or implied by such forward-looking statements. Such risks include competitive threats from well-established software companies that have significantly greater market share and resources than us and from online services companies that are increasingly seeking to provide software products at little or no incremental cost to their customers to expand their Internet presence and build consumer loyalty. We rely on a small number of key strategic relationships for a significant percentage of our revenue and these relationships can be modified or terminated at any time. In addition, our core products have been marketed for many years and the packaged software market in North America and Europe is relatively mature and characterized by modest growth. Accordingly, we must successfully complete acquisitions, penetrate new markets or increase penetration of our installed base to achieve revenue growth. In addition, we face potential claims from third parties who may hold patent and other intellectual property rights which purport to cover various aspects of our products and from certain of our customers who may be entitled to indemnification from us in respect of potential claims they may receive from third parties related to their use or distribution of our products.
These and other risks, uncertainties and other important factors are described in Corel’s Annual Report dated February 23, 2007, filed with the Securities and Exchange Commission (SEC) and the Canadian Securities Administrators (CSA) and Corel’s other filings including Corel’s form 10-Q for the quarter ended August 31, 2007 under the caption “Risk Factors” and elsewhere. A copy of the Corel Annual Report and such other filings can be obtained on Corel’s website, on the SEC’s website at http://www.sec.gov./ or on the CSA’s website at http://www.sedar.com. In addition, these and other risks can be found in InterVideo’s previous reports filed with the SEC under the caption “Risk Factors” and elsewhere, including InterVideo’s 10-Q for the quarter ended September 30, 2006, which can be found on InterVideo’s website or on the SEC’s website at http://www.sec.gov. Forward-looking statements speak only as of the date of the document in which they are made. We disclaim any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which the forward-looking statement is based.
Financial Presentation and Use of Non-GAAP Measures:
Our financial statements have been prepared in accordance with U.S. generally accepted accounting principles, or GAAP, which differ in certain material respects from Canadian generally accepted accounting principles. In addition, our financial statements and information in this release are presented in U.S. Dollars, unless otherwise indicated. This news release includes certain non-GAAP financial measures, such as adjusted net income and adjusted EBITDA. We use these non-GAAP financial measures to confirm our compliance with covenants contained in our debt facilities, as supplemental indicators of our operating performance and to assist in evaluation of our liquidity. These measures do not have any standardized meanings prescribed by GAAP and therefore are not comparable to the calculation of similar measures used by other companies, and should not be viewed as alternatives to measures of financial performance or changes in cash flows calculated in accordance with GAAP. Reconciliations of these non-GAAP financial measures to the closest GAAP measures are set out in the notes to the financial statements attached to this news release.
About CorelCorel is a leading developer of graphics, productivity and digital media software with more than 100 million users worldwide. The Company’s product portfolio includes some of the world’s most popular and widely recognized software brands including CorelDRAW® Graphics Suite, Corel® Paint Shop Pro® Photo, Corel® Painter™, Corel DESIGNER®, Corel® WordPerfect® Office, WinZip®, WinDVD® and iGrafx®. Designed to help people become more productive and express their creative potential, Corel’s software strives to set a higher standard for value with full-featured products that are easier to learn and use. The industry has responded with hundreds of awards recognizing Corel’s leadership in software innovation, design and value.
Corel’s products are sold in more than 75 countries through a well-established network of international resellers, retailers, original equipment manufacturers, online providers and Corel’s global websites. The Company’s headquarters are located in Ottawa, Canada with major offices in the United States, United Kingdom, Germany, China, Taiwan and Japan. Corel’s stock is traded on the NASDAQ under the symbol CREL and on the TSX under the symbol CRE. www.corel.com
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© 2008 Corel Corporation. All rights reserved. Corel, CorelDRAW, Paint Shop Pro, Painter, Corel DESIGNER, WordPerfect, WinZip, iGrafx, WinDVD, InterVideo, Ulead and the Corel logo are trademarks or registered trademarks of Corel Corporation and/or its subsidiaries. All other product names and any registered and unregistered mentioned are used for identification purposes only and remain the exclusive property of their respective owners.
CRELF
Press Contact:
Catherine Hughes
613-728-0826 x1659
catherine.hughes@corel.com
Investor Relations Contact:
The Blueshirt Group
415-217-7722
Todd Friedman
todd@blueshirtgroup.com
Stacie Bosinoff
stacie@blueshirtgroup.com

Corel Corporation
Quarterly Financial results
For the quarter ended Nov 30, 2007
(in thousands, except per share data; unaudited)

Consolidated Condensed Statement of Operations

	Three Months ended November 30,		Year ended November 30,
	2007	2006	2007	2006

Revenues — Product	$66,399	$42,308	$228,274	$157,319
Revenues — Maintenance and services	6,045	5,132	22,206	19,872

Total revenues	72,444	47,440	250,480	177,191

Cost of revenues — Product	15,135	5,947	49,775	21,339
Cost of revenues — Maintenance and services	133	265	796	1,142
Amortization of intangible assets	7,064	2,379	26,119	14,366

Total cost of revenues	22,332	8,591	76,690	36,847

Gross margin	50,112	38,849	173,790	140,344

Operating expenses
Sales and marketing	18,760	14,514	70,587	54,851
Research and development	11,389	6,683	44,712	25,883
General and administration	9,998	6,864	37,083	24,285
Acquired in-process research and development	—	—	7,831	—
InterVideo integration expense	1,355	358	5,220	358
Restructuring	1,447	(1)	1,447	810

Total operating expenses	42,949	28,418	166,880	106,187

Income from operations	7,163	10,431	6,910	34,157

Other expenses (income)
Loss on debt retirement	—	—	—	8,292
Interest expense, net	4,420	1,927	16,254	11,331
Amortization of deferred financing fees	270	191	1,074	1,180
Other non-operating income	(149)	(294)	(799)	(565)

Income (loss) before income taxes	2,622	8,607	(9,619)	13,919
Income tax expense (recovery)	(639)	(760)	3,443	4,668

Net income (loss)	$3,261	$9,367	$(13,062)	$9,251

Net income (loss) per share:
Basic	$0.13	$0.38	$(0.52)	$0.41
Fully diluted	$0.13	$0.37	$(0.52)	$0.40
Weighted average number of shares:
Basic	25,319	24,510	24,951	22,410
Fully diluted	26,055	25,171	24,951	23,156

Consolidated Condensed Balance Sheet

	As of November 30,
	2007	2006

Assets
Current assets:
Cash and cash equivalents	$24,615	$51,030
Restricted cash	217	717
Accounts receivable
Trade, net	41,092	18,150
Other	118	808
Inventory	729	914
Income taxes recoverable	1,470	—
Prepaids and other current assets	3,276	2,300

Total current assets	71,517	73,919

Capital assets	8,971	3,651
Intangible assets	92,010	37,831
Goodwill	88,643	9,850
Deferred financing and other long-term assets	5,696	5,435

Total assets	$266,837	$130,686

Liabilities and shareholders’ deficit
Current liabilities:
Accounts payable and accrued liabilities	$67,290	$28,220
Due to related parties	—	167
Income taxes payable	723	235
Deferred revenue	15,707	12,719
Current portion of long-term debt	2,249	1,426
Current portion of obligation under capital leases	767	—

Total current liabilities	86,736	42,767

Deferred revenue	2,365	2,015
Income taxes payable	11,693	8,488
Deferred income tax liabilities	20,754	—
Accrued pension benefit obligation	1,116	—
Obligation under capital leases	2,114	—
Long-tem debt	156,359	89,223

Total liabilities	281,137	142,493

Shareholders’ deficit
Share capital	40,652	30,722
Additional paid-in capital	5,926	4,612
Accumulated other comprehensive loss	(721)	(46)
Deficit	(60,157)	(47,095)

Total shareholders’ deficit	(14,300)	(11,807)

Total liabilities and shareholders’ deficit	$266,837	$130,686

Consolidated Condensed Statement of Cash Flows

	Three Months ended November 30,		Year ended November 30,
	2007	2006	2007	2006

Cash flow from operating activities
Net income (loss)	$3,261	$9,367	$(13,062)	$9,251
Depreciation and amortization	1,262	497	3,477	1,609
Amortization of deferred financing fees	270	191	1,074	1,180
Amortization of intangible assets	7,064	2,379	26,119	14,366
Stock-based compensation	1,420	781	5,488	3,232
Provision for bad debts	72	45	252	195
Deferred income taxes	(1,435)	240	(83)	876
Unrealized loss (gain) on forward exchange contracts	138	(28)	147	150
Acquired in-process research and development	—	—	7,831	—
Loss on disposal of fixed assets	—	—	102	—
Loss on early retirement of debt	—	—	—	8,292
Loss on interest rate swap recorded at fair value	637	810	392	810
Change in operating assets and liabilities	(1,917)	245	(5,238)	(3,736)

Cash flow provided by operating activities	10,772	14,527	26,499	36,225

Cash flow from financing activities
Restricted cash	—	250	500	249
Proceeds from operating line of credit	—	—	48,000	—
Repayments on operating line of credit	(7,000)	—	(48,000)	—
Proceeds from long-term debt	—	—	70,000	90,000
Repayments of long-term debt	(398)	(1,369)	(2,149)	(150,323)
Repayments of capital lease obligations	(187)	—	(315)	—
Financing fees incurred	(4)	2,449	(1,685)	(5,259)
Net proceeds from public offering	—	(185)	—	69,132
Proceeds from exercise of stock options	1,419	(4)	5,406	—
Dividends	—	—	—	(7,500)
Other financing activities	—	1,254	51	(184)

Cash flow provided by (used in) financing activities	(6,170)	2,395	71,808	(3,885)

Cash flow from investing activities
Purchase of InterVideo Inc, net of cash acquired	445	—	(120,912)	—
Purchase of long lived assets	(1,689)	(435)	(3,848)	(1,906)

Cash flow used in investing activities	(1,244)	(435)	(124,760)	(1,906)

Effect of exchange rate changes on cash and cash equivalents	—	(11)	38	(150)

Increase (decrease) in cash and cash equivalents	3,358	16,476	(26,415)	30,284
Cash and cash equivalents, beginning of period	21,257	34,554	51,030	20,746

Cash and cash equivalents, end of period	$24,615	$51,030	$24,615	$51,030

Non-GAAP Results
(In thousands, except per share data)

	Three Months ended November 30,		Year ended November 30,
	2007	2006	2007	2006
Non-GAAP Adjusted Net Income Calculation:
Net income (loss)	$3,261	$9,367	$(13,062)	$9,251
Amortization of intangible assets	7,064	2,379	26,119	14,366
Tax benefit on amortization of intangible assets	(1,435)	—	(5,090)	—
Tax expense on write-off of deferred tax asset	—	—	5,007	—
Stock-based compensation	1,420	781	5,488	3,232
Restructuring	1,447	(1)	1,447	927
InterVideo integration expense	1,355	358	5,220	358
Acquired in-process research and development	—	—	7,831	—
Loss on debt retirement	—	—	—	8,292
Amortization of deferred financing fees	270	191	1,074	1,180

Non-GAAP Adjusted Net Income	$13,382	$13,075	$34,034	$37,606

Percentage of revenue	18.5%	27.6%	13.6%	21.2%

Pro-forma diluted non-GAAP adjusted net income per share	$0.51	$0.52	$1.32	$1.62

Shares used in computing proforma diluted non-GAAP adjusted net income per share	26,055	25,171	25,793	23,156

Non-GAAP Adjusted EBITDA Calculation:
Cash flow provided by operating activities	$10,772	$14,527	$26,499	$36,225
Change in operating assets and liabilities	1,917	(245)	5,238	3,736
Interest expense, net	4,420	1,927	16,254	11,331
Income tax expense (recovery)	(639)	(760)	3,443	4,668
Provision for bad debts	(72)	(45)	(252)	(195)
Unrealized gain (loss) on forward exchange contracts	(138)	28	(147)	(150)
Deferred income taxes	1,435	(240)	83	(876)
Loss on interest rate swap recorded at fair value	(637)	(810)	(392)	(810)
Loss on disposal of fixed assets	—	—	(102)	—
InterVideo integration expense	1,355	358	5,220	358
Restructuring	1,447	(1)	1,447	927

Non-GAAP Adjusted EBITDA	$19,860	$14,739	$57,291	$55,214

Percentage of revenue	27.4%	31.1%	22.9%	31.2%

Other Supplemental Information
(In thousands)

	Three Months ended November 30,		Year ended November 30,
	2007	2006	2007	2006

Revenue by Product Segment
Graphics and Productivity	$39,427	$34,411	$141,692	$137,741
Digital Media	33,017	13,029	108,788	39,450

Total	$72,444	$47,440	$250,480	$177,191

As percentage of revenues
Graphics and Productivity	54.4%	72.5%	56.6%	77.7%
Digital Media	45.6%	27.5%	43.4%	22.3%

Total	100.0%	100.0%	100.0%	100.0%

Revenue by Geography
Americas	$34,345	$25,306	$125,979	$104,447
Europe, Middle East, Africa	23,600	17,917	72,932	58,253
Asia-Pacific	14,499	4,217	51,569	14,491

Total	$72,444	$47,440	$250,480	$177,191

As percentage of revenues
Americas	47.4%	53.3%	50.3%	58.9%
Europe, Middle East, Africa	32.6%	37.8%	29.1%	32.9%
Asia-Pacific	20.0%	8.9%	20.6%	8.2%

Total	100.0%	100.0%	100.0%	100.0%

Allocation of Stock-Based Compensation Expense
Cost of revenues — Product	$14	$7	$47	$26
Cost of revenues — Maintenance and service	2	2	9	8
Sales and marketing	416	227	1,465	770
Research and development	312	89	1,169	306
General and administration	676	456	2,798	2,122

Total	$1,420	$781	$5,488	$3,232